UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2014

ALLSTATE LIFE INSURANCE COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Illinois

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(State or Other Jurisdiction of Incorporation)

0-31248	36-2554642
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(Commission File Number)	(IRS Employer Identification No.)

3100 Sanders Road, Northbrook, Illinois	60062
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(Address of Principal Executive Offices)	(Zip Code)

Registrant’s   telephone   number,   including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On April 27, 2014, the Registrant, Allstate Insurance Company, and The Allstate Corporation, as borrowers, entered into Amendment No. 1 to Credit Agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Amendment Agreement”).  The underlying credit agreement, dated as of April 27, 2012, had an initial maturity date of April 27, 2017, with two one-year extensions of such maturity date that could be exercised in the first and second year of the facility upon approval of existing or replacement lenders.  Pursuant to the Credit Agreement Amendment, the underlying credit agreement now provides, among other things, for an initial maturity date of April 27, 2019, with two one-year extensions of such maturity date that can be exercised in the first and second year following the date of such amendment upon approval of existing or replacement lenders.  The Credit Agreement Amendment has been filed herewith as Exhibit 10.1, and the description set forth above is qualified in its entirety by the full terms and conditions of the Credit Agreement Amendment.

The Registrant is a wholly owned subsidiary of Allstate Insurance Company, and Allstate Insurance Company is a wholly owned subsidiary of The Allstate Corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01.       Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

10.1

Amendment No. 1 to Credit Agreement, dated as of April 27, 2014, incorporated herein by reference to Exhibit 10.1 to The Allstate Corporation’s Current Report on Form 8-K filed April 29, 2014. (SEC File No. 001-11840)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Jennifer M. Hager
Name:	Jennifer M. Hager
Title:	Assistant Secretary

Date:   April 29, 2014